CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS

(In Millions)                                                                                                THREE MONTHS ENDED
                                                                                                                  MARCH 31
EXCLUDING INTEREST ON DEPOSITS:                 1995       1994          1993       1992        1991          1996      1995
                                                -----     ------        ------     ------     -------         -----     -----
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                     4,110      5,906        6,324      5,826        5,973            905    1,016
     INTEREST FACTOR IN RENT EXPENSE                140        143          147        162          171             37       35
     DIVIDENDS--PREFERRED STOCK                     553        505(A)       465        416          271(A)          76      151
                                                -------    -------      -------    -------      -------        -------  -------
        TOTAL FIXED CHARGES                       4,803      6,554        6,936      6,404        6,415          1,018    1,202

INCOME:
     NET INCOME(LOSS)                             3,464      3,422(B)     1,919(C)     722         (914)(D)        914      829
     INCOME TAXES                                 2,121      1,189          941        696          677            560      530
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                          4,250      6,049        6,471      5,988        6,144            942    1,051
                                                -------    -------      -------    -------      -------        -------  -------
        TOTAL INCOME                              9,835     10,660        9,331      7,406        5,907          2,416    2,410
                                                =======    =======      =======    =======      =======        =======  =======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                2.05       1.63         1.35       1.16         0.92(E)        2.37     2.00
                                                =======    =======      =======    =======      =======        =======  =======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                            13,012     14,902       16,121     16,327       17,089          3,091    3,272
     INTEREST FACTOR IN RENT EXPENSE                140        143          147        162          171             37       35
     DIVIDENDS--PREFERRED STOCK                     553        505(A)       465        416          271(A)          76      151
                                                -------    -------      -------    -------      -------        -------  -------
        TOTAL FIXED CHARGES                      13,705     15,550       16,733     16,905       17,531          3,204    3,458

INCOME:
     NET INCOME(LOSS)                             3,464      3,422(B)     1,919(C)     722         (914)(D)        914      829
     INCOME TAXES                                 2,121      1,189          941        696          677            560      530
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                         13,152     15,045       16,268     16,489       17,260          3,128    3,307
                                                -------    -------      -------    -------      -------        -------  -------
        TOTAL INCOME                             18,737     19,656       19,128     17,907       17,023          4,602    4,666
                                                =======    =======      =======    =======      =======        =======  =======
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                1.37       1.26         1.14       1.06         0.97(E)        1.44     1.35
                                                =======    =======      =======    =======      =======        =======  =======

- ----------
(A) CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% AND 34% FOR 1994 AND 1991, RESPECTIVELY.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(D) NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(E) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF $508 MILLION.